UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2007

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Hutton Centre Drive, Suite 400 Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 13, 2007, the Compensation Committee of the Board of Directors of Corinthian Colleges, Inc. (the “Company”), approved a new Executive Bonus Plan (the “Plan”) for the Company’s fiscal year 2008 ending June 30, 2008, pursuant to the Company’s 2003 Performance Award Plan, as amended and restated. The Plan will be offered by the Company to all executive officers of the Company, including the Company’s “named executive officers,” and sets forth the bonus targets and the performance criteria upon which the executives’ bonuses will be based. The performance criteria include operating profit for the Company as well as measures related to compliance. Certain executive officers’ bonuses will also partially be based upon the executive’s achievement of individual management objectives. Each executive’s bonus is targeted to be a percentage of such executive’s base salary, as determined by the Compensation Committee of the Board of Directors for each executive. Jack Massimino’s target bonus is 115% of his base salary and Peter Waller’s target bonus is 100% of his base salary. Other than Messrs. Massimino and Waller, each of the “named executive officers” of the Company has a target bonus equal to 75% of his or her respective base salary.

The foregoing summary of the Plan is qualified in its entirety by reference to the text of the Forms of Executive Bonus Agreement, copies of which were filed as Exhibits 10.1 and 10.2 to the Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 30, 2006, with the exception that the Forms to be used for fiscal year 2008 will refer to Fiscal Year 2008 and the period from July 1, 2007 to June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 19, 2007	CORINTHIAN COLLEGES, INC.

/s/ Stan A. Mortensen
Stan A. Mortensen
Senior Vice President and
General Counsel